UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 11, 2010 (Date of earliest event reported)
Asure Software, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification Number)

110 Wild Basin Rd. Austin, TX 78746 (Address of principal executive offices)(Zip Code)

512-437-2700 (Registrant's telephone number, including area code)

                                                N/A
(Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On November 11, 2010, the Board of Directors of Asure Software, Inc. elected Matthew Behrent to the Company’s Board.  Mr. Behrent will serve as an independent director and a member of each of Asure’s Committees.

Since 2005, Mr. Behrent has served as the Executive Vice President of Corporate Development and Legal Counsel of EDCI, Inc., a NASDAQ listed company, and also serves as the Chairman of the Supervisory Board of Entertainment Distribution Holdings GmbH.  He is also a Director of Tengasco, a publicly traded oil and gas company, and Chairs the Audit Committee.  Previously, Mr. Behrent focused on technology mergers and acquisitions with Revolution Partners and CS First Boston.  Mr. Behrent has a JD from Stanford Law School and a BA from Hampshire College.

There are no arrangements or understandings between Mr. Behrent and any other persons pursuant to which Mr. Behrent was appointed a director of the Company.  There are no transactions in which Mr. Behrent has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Behrent will receive compensation for his service on the Board of Directors in accordance with the Company’s standard compensatory arrangement for non-employee directors.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2010	ASURE SOFTWARE, INC. By: /s/ David Scoglio David Scoglio Chief Financial Officer